Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2014 SECOND QUARTER FINANCIAL RESULTS

AND DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 18, 2014) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, today announced income of $2.0 million, or $0.57 per diluted share, for the quarter ended June 30, 2014, a 44% increase in earnings from the quarter ended March 31, 2014.

Selected Financial Highlights:

	2014		2013
Three months ended:	Q2	Q1	Q2
Net income (000’s)	$1,958	$1,363	$2,001
Diluted EPS	$0.57	$0.40	$0.59
Net Interest Margin	4.32%	4.29%	4.28%
Total equity to assets	11.67%	11.42%	11.00%
Allowance for loan losses to total loans	1.26%	1.25%	1.60%
Provision for loan losses	($283)	$283	$384

John R. Milleson, President and CEO, stated “With net interest income up nearly 6.0% from June 30, 2013, I am proud to report that the Company continues to produce solid earnings for 2014. Additionally, net loan recoveries have allowed the Bank to forgo a loan loss provision thus far for the year. We are enthusiastic as we continue to focus on our expansion into Loudoun County as well as making exciting enhancements to several products and services to better serve and communicate with our customers and potential clients in our entire market coverage area.”

Income Statement Review

Net income for the quarter ended June 30, 2014 increased 43.65% to $2.0 million when compared to the $1.4 million for the quarter ended March 31, 2014. Net income for the quarter ended June 30, 2014 was slightly below net income for the same period in 2013.

Net interest income was $5.9 million for the quarter ended June 30, 2014 and $5.7 million for the quarter ended March 31, 2014. Net interest income increased 5.80% or $324,000 from $5.6 million for the quarter ended June 30, 2013 to $5.9 million for the quarter ended June 30, 2014. The increases in net interest income were driven primarily by the increased loan volume experienced by the Bank.

Total loan interest income was $5.6 and $5.3 million for the quarters ended June 30 and March 31, 2014, respectively. For the quarter ended June 30, 2013, total loan interest income was $5.3 million. Average loans for the quarter ended June 30, 2014 were $463.8 million compared to $447.9 million for the quarter ended March 31, 2014. Total average accruing loans were $457.3 million for the three months ended June 30, 2014 and $443.3 million for the quarter ended March 31, 2014. For the second quarter of 2013, total average loans were $425.1 million and average accruing loans were $422.4 million. The tax equivalent yield on average loans for the quarters ended June 30 and March 31, 2014 was 4.85%. The tax equivalent yield on loans for the quarter ended June 30, 2013 was 5.12%. Interest income from the investment portfolio was $806,000 for the quarter ended June 30, 2014 and $818,000 for the same period ended March 31, 2014. Average investments were $103.9 million for the quarter ended June 30, 2014 and $105.7 million for the quarter ended March 31, 2014. Interest income from the investment portfolio was $874,000 for the quarter ended June 30, 2013 while average investments were $113.5 million for the same time period. In recent quarters, cash flows from the investment portfolio have been used to help fund the Bank’s loan growth resulting in lower levels of interest income from investments and average investments.

Total interest expense was $488,000 for the three months ended June 30, 2014 and $495,000 for the period ended March 31, 2014. The average cost of interest bearing liabilities decreased three basis points when comparing the quarter ended June 30, 2014 to the quarter ended March 31, 2014. The average balance of interest bearing liabilities increased $10.1 million from the quarter ended March 31, 2014. The net interest margin was 4.32% for the quarter ended June 30, 2014 and 4.29% for the quarter March 31, 2014.

For the quarter ended June 30, 2013, total interest expense was $640,000 and the net interest margin was 4.28%. Redeploying cash flows from the investment portfolio to the loan portfolio and continued management of other funding costs has helped stabilize the Company’s net interest margin in the face of declining asset yields.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The table at the end of this document reconciles tax-equivalent net interest income, which is not a measurement under accounting principles generally accepted in the United States of America (GAAP), to net interest income.

Non-interest income was $1.6 million for the quarter ended June 30, 2014 and $1.4 million for the quarter ended March 31, 2014. Most of this increase resulted from the increase in other service charges and fees, and ATM interchange fees in particular. Noninterest income for the three months ended June 30, 2013 was $2.5 million. During the second quarter of 2013, the Company sold the Bank’s merchant processing business. The sale of the merchant portfolio resulted in a net gain of $399,000. Total proceeds from the transaction of $450,000 were reflected in other service charges and fees while broker, legal and other related expenses were reflected in non-interest expense. In April of 2013, the Company received a signing bonus of $121,000 from its current debit card vendor for extending its contract and remaining exclusive to this provider. This income is also reflected in the other service charges and fees line item. Additionally during the second quarter of 2013, the Company recorded $254,000 of income related to the termination of a bank owned life insurance policy.

Noninterest expense was $5.0 million for the quarter ended June 30, 2014. This represents an increase of $123,000 or 2.54% from $4.8 million for the quarter ended March 31, 2014. While there were small increases in various line items include in noninterest expense, the majority of this increase resulted from increased salary and benefit expenses. Total noninterest expense for the quarter ended June 30, 2013 was $5.0 million.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $8.7 million or 1.45% of total assets at March 31, 2014 to $8.3 million or 1.38% of total assets at June 30, 2014. This decrease resulted from the return to accruing status of one previous nonaccrual loan with a balance of $226,000 and payments totaling $245,000 applied during the quarter to the remaining loans on nonaccrual status. During the second quarter of 2014, the Bank did not place any loans on non-accrual status. Management regularly evaluates the financial condition of borrowers with loans on non-accrual status and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. The majority of the non-accrual loans are secured by real estate. Two real estate assets had been foreclosed upon during the second quarter of 2014 and the Bank sold one piece of other real estate owned recorded at a net value of $18,000 during the same period. Loans greater than 90 days past due and still accruing decreased from $18,000 at March 31, 2014 to $0 at June 30, 2014. Nonperforming assets were $5.2 million or 0.89% of total assets at June 30, 2013.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At June 30, 2014, the Company had 14 troubled debt restructurings totaling $5.1 million, of which nine loans, totaling $4.2 million, were considered performing loans.

The Company realized $437,000 in net recoveries for the quarter ended June 30, 2014 compared to $54,000 in net charge offs for the three months ended March 31, 2014. Net charge-offs for the quarter ended June 30, 2013 were $366,000. The Company has a troubled credit group that continues to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a top priority of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio, the workouts of problem assets and the collection of previously charged of loans in order to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

The Company recognized a negative provision for loan losses of $283,000 for the quarter ended June 30, 2014. The quarter’s negative provision resulted primary from the recognition of loan loss recoveries totaling $512,000 that were related to two loans charged off in previous years. Provisions for loan losses were $283,000 and $384,000 for the three months ended March 31, 2014 and June 30, 2013, respectively. The allowance for loan losses was $5.9 million, or 1.26% of total outstanding loans, at June 30, 2014. At March 31, 2014 and June 30, 2013, the allowance for loan losses was $5.7 million and $7.0 million, respectively. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2014 were $601.7 million, which represented an increase of $6.1 million or 1.02% from total assets of $595.6 million at March 31, 2014. This increase was driven by the increased volume of the loan portfolio. At June 30, 2013, total consolidated assets were $585.7 million. Total loans increased from $456.5 million at March 31, 2014 to $464.3 at June 30, 2014. Considering the current interest rate and competitive market environment, the Company remains adamant about maintaining both its underwriting standards and its net interest margin and is thereby still cautious about the growth it has accepted in the loan portfolio. Total loans were $436.4 million at June 30, 2013.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, were $492.0 million at June 30, 2014. This reflects an increase of 1.85% or $8.9 million from $483.1 at March 31, 2014. At June 30, 2013, total deposits were $473.3 million. The Company held $9.9 million in brokered deposits at June 30, 2014 and 2013 as well as at March 31, 2014.

Fed funds purchased and securities sold under agreement to repurchase were $0 and $4.6 million at June 30, 2014 and March 31, 2014, respectively. Fed funds purchased and securities sold under agreement to repurchase were $5.6 million at June 30, 2013. Borrowings with the Federal Home Loan Bank of Atlanta have remained unchanged at $30.0 million when comparing June 30 and March 31, 2014. Borrowings with the Federal Home Loan Bank of Atlanta were $32.3 million at June 30, 2013.

Equity

Shareholders’ equity at June 30, 2014 was $70.2 million, reflecting an increase of $2.2 million from $68.0 million at March 31, 2014. At June 30, 2013 shareholders’ equity was $64.4 million. The book value of the Company at June 30, 2014 was $20.51 per common share. Total common shares outstanding were 3,445,727 at June 30, 2014. On July 16, 2014, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of July 30, 2014 and payable on August 13, 2014.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q14	1Q14	4Q13	3Q13	2Q13

Net Income (dollars in thousands)	$1,958	$1,363	$1,849	$1,505	$2,001
Earnings per share, basic	$0.57	$0.40	$0.54	$0.44	$0.59
Earnings per share, diluted	$0.57	$0.40	$0.54	$0.44	$0.59

Return on average total assets	1.31%	0.95%	1.25%	1.30%	1.40%
Return on average total equity	11.37%	8.22%	11.13%	9.25%	12.51%
Dividend payout ratio	33.33%	47.50%	35.19%	43.18%	32.20%
Fee revenue as a percent of total revenue	20.20%	18.34%	19.29%	21.34%	25.86%

Net interest margin(1)	4.32%	4.29%	4.17%	4.28%	4.28%
Yield on average earning assets	4.67%	4.65%	4.61%	4.73%	4.76%
Yield on average interest-bearing liabilities	0.51%	0.54%	0.65%	0.66%	0.69%
Net interest spread	4.16%	4.11%	3.96%	4.07%	4.07%
Tax equivalent adjustment to net interest income (dollars in thousands)	$164	$169	$174	$180	$186

Non-interest income to average assets	1.04%	0.94%	1.00%	1.09%	1.73%
Non-interest expense to average assets	3.32%	3.37%	3.82%	3.55%	3.47%

Efficiency ratio(2)	65.08%	67.50%	77.75%	69.63%	60.18%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q14	1Q14	4Q13	3Q13	2Q13
BALANCE SHEET RATIOS
Loans to deposits	94.36%	94.49%	91.12%	92.32%	92.19%
Average interest-earning assets to average-interest bearing liabilities	147.29%	147.83%	147.11%	145.62%	145.49%
PER SHARE DATA
Dividends	$0.19	$0.19	$0.19	$0.19	$0.19
Book value	$20.51	$19.97	$19.57	$19.36	$19.13
Tangible book value	$20.51	$19.97	$19.57	$19.36	$19.13
SHARE PRICE DATA
Closing price	$23.60	$23.00	$22.50	$23.75	$23.35
Diluted earnings multiple(1)	10.35	14.38	10.42	13.49	9.89
Book value multiple(2)	1.15	1.15	1.15	1.23	1.22
COMMON STOCK DATA
Outstanding shares at end of period	3,445,727	3,417,832	3,409,831	3,400,711	3,388,005
Weighted average shares outstanding	3,428,699	3,413,920	3,405,215	393,519	3,373,353
Weighted average shares outstanding, diluted	3,436,903	3,420,933	3,416,841	3,405,225	3,383,748
CAPITAL RATIOS
Total equity to total assets	11.67%	11.42%	11.36%	11.21%	11.00%
CREDIT QUALITY
Net charge-offs to average loans	-0.38%	0.05%	0.10%	0.06%	0.09%
Total non-performing loans to total loans	1.37%	1.50%	1.00%	0.98%	0.59%
Total non-performing assets to total assets	1.38%	1.45%	1.04%	1.10%	0.89%
Non-accrual loans to:
total loans	1.37%	1.50%	0.99%	0.94%	0.55%
total assets	1.06%	1.15%	0.76%	0.71%	0.41%
Allowance for loan losses to:
total loans	1.26%	1.25%	1.24%	1.53%	1.60%
non-performing assets	70.56%	66.08%	90.41%	104.64%	133.53%
non-accrual loans	92.40%	83.77%	124.36%	162.70%	291.44%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$—	$18	$11	$147	$201
Non-accrual loans	6,354	6,825	4,413	4,129	2,394
Other real estate owned and repossessed assets	1,967	1,809	1,646	2,144	2,630
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$114	$91	$493	$385	$403
(Recoveries)	(551)	(37)	(30)	(125)	(37)
Net charge-offs (recoveries)	(437)	54	463	260	366
PROVISION FOR LOAN LOSSES (dollars in thousands)	$(283)	$283	$(767)	$—	$384
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,717	$5,488	$6,718	$6,978	$6,960
Provision	(283)	283	(767)	—	384
Net charge-offs (recoveries)	(437)	54	463	260	366
Balance at the end of period	$5,871	$5,717	$5,488	$6,718	$6,978

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 6/30/2014	Unaudited 3/31/2014	Audited 12/31/2013	Unaudited 9/30/2013	Unaudited 6/30/2013

Assets
Cash and due from banks	$12,405	$10,440	$14,243	$17,686	$10,632
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	102,644	106,308	104,790	104,753	109,145
Loans, net of allowance for loan losses	458,447	450,755	438,785	431,346	429,379
Bank premises and equipment, net	17,115	17,132	17,214	17,231	17,287
Other assets	11,129	11,003	11,412	12,489	19,230

Total assets	$601,740	$595,638	$586,444	$583,505	$585,673

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$147,992	$146,517	$147,698	$143,156	$135,802
Savings and interest bearing demand deposits	248,123	239,285	240,749	230,581	234,430
Time deposits	95,931	97,302	99,140	100,790	103,080

Total deposits	$492,046	$483,104	$487,587	$474,527	$473,312
Federal funds purchased and securities sold under agreements to repurchase	—	4,589	—	—	5,616
Federal Home Loan Bank advances	30,000	30,000	22,250	32,250	32,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,255	2,706	2,984	4,093	2,860
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$531,518	$527,616	$520,038	$518,087	$521,255

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,561	8,517	8,482	8,449	8,417
Surplus	11,995	11,693	11,537	11,276	10,935
Retained earnings	48,104	46,797	46,082	44,879	44,018
Accumulated other comprehensive income	1,562	1,015	305	814	1,048

Total shareholders’ equity	$70,222	$68,022	$66,406	$65,418	$64,418

Total liabilities and shareholders’ equity	$601,740	$595,638	$586,444	$583,505	$585,673

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Interest and Dividend Income
Interest and fees on loans	$5,589	$5,331	$5,410	$5,446	$5,343
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	482	507	490	500	518
Interest income exempt from federal income taxes	278	286	296	307	314
Dividends	46	25	40	38	42
Interest on deposits in banks	1	1	5	3	6

Total interest and dividend income	$6,396	$6,150	$6,241	$6,294	$6,223

Interest Expense
Interest on deposits	$245	$244	$259	$269	$288
Interest on federal funds purchased and securities sold under agreements to repurchase	7	13	—	2	1
Interest on Federal Home Loan Bank advances	158	159	275	276	273
Interest on trust preferred capital notes	78	79	80	80	78

Total interest expense	$488	$495	$614	$627	$640

Net interest income	$5,908	$5,655	$5,627	$5,667	$5,583
Provision For Loan Losses	(283)	283	(767)	—	384

Net interest income after provision for loan losses	$6,191	$5,372	$6,394	$5,667	$5,199

Noninterest Income
Income from fiduciary activities	$362	$299	$257	$296	$273
Service charges on deposit accounts	319	333	367	377	366
Other service charges and fees	827	653	747	874	1,443
Gain on the sale of bank premises and equipment	—	—	—	—	—
Gain (Loss) on sales of AFS securities	6	—	65	—	10
Other operating income	46	66	44	34	377

Total noninterest income	$1,560	$1,351	$1,480	$1,581	$2,469

Noninterest Expenses
Salaries and employee benefits	$2,926	$2,825	$2,974	$2,926	$2,910
Occupancy expenses	307	337	355	336	319
Equipment expenses	167	182	169	151	191
Advertising and marketing expenses	126	132	127	150	144
Stationery and supplies	74	90	71	57	68
ATM network fees	201	157	159	157	143
Other real estate owned expenses	6	4	10	2	20
(Gain) loss on sale of other real estate	(17)	—	82	111	(53)
FDIC assessment	86	81	90	92	96
Computer software expense	213	199	160	185	164
Bank franchise tax	117	102	102	103	101
Professional fees	254	217	223	265	284
Other operating expenses	506	517	1,138	637	565

Total noninterest expenses	$4,966	$4,843	$5,660	$5,172	$4,952

Income before income taxes	2,785	$1,880	$2,214	$2,076	$2,716
Income Tax Expense	827	517	364	571	715

Net income	$1,958	$1,363	$1,850	$1,505	$2,001

Earnings Per Share
Net income per common share, basic	$0.57	$0.40	$0.54	$0.44	$0.59

Net income per common share, diluted	$0.57	$0.40	$0.54	$0.44	$0.59

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
		Interest			Interest			Interest
	Avg.	Income/	Avg.	Avg.	Income/	Avg.	Avg.	Income/	Avg.
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$70,225	$2,118	3.02%	$70,873	$2,154	3.04%	$76,102	$2,267	2.98%
Tax-Exempt (1)	33,692	1,686	5.00%	34,855	1,759	5.05%	37,437	1,933	5.16%

Total Securities	$103,917	$3,804	3.66%	$105,728	$3,913	3.70%	$113,539	$4,200	3.70%
Loans:
Taxable	$453,174	$22,253	4.91%	$439,069	$21,454	4.89%	$417,906	$21,478	5.14%
Nonaccrual	6,452	—	0.00%	4,591	—	0.00%	2,692	—	0.00%
Tax-Exempt (1)	4,161	247	5.94%	4,263	253	5.94%	4,531	285	6.29%

Total Loans	$463,787	$22,500	4.85%	$447,923	$21,707	4.85%	$425,129	$21,763	5.12%
Federal funds sold	—	—	0.00%	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	2,315	3	0.12%	1,655	4	0.25%	10,190	24	0.23%

Total earning assets	$563,567	$26,307	4.67%	$550,715	$25,624	4.65%	$546,166	$25,987	4.76%
Allowance for loan losses	(6,139)			(5,724)			(7,137)
Total non-earning assets	42,131			38,320			38,813

Total assets	$599,559			$583,311			$577,842

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$86,894	$92	0.11%	$83,606	$93	0.11%	$83,485	$101	0.12%
Money market accounts	91,508	104	0.11%	91,587	105	0.12%	87,654	110	0.12%
Savings accounts	66,830	34	0.05%	64,392	32	0.05%	58,997	28	0.05%
Time deposits:
$100,000 and more	35,178	189	0.54%	35,973	188	0.52%	38,478	247	0.64%
Less than $100,000	61,808	562	0.91%	62,538	572	0.91%	67,143	677	1.01%

Total interest-bearing deposits	$342,218	$981	0.29%	$338,096	990	0.29%	$335,757	$1,164	0.35%
Federal funds purchased and securities sold under agreements to repurchase	3,184	28	0.89%	4,238	53	1.24%	169	—	0.00%
Federal Home Loan Bank advances	30,000	635	2.12%	22,986	645	2.81%	32,250	1,107	3.43%
Trust preferred capital notes	7,217	317	4.40%	7,217	316	4.38%	7,217	324	4.50%

Total interest-bearing liabilities	$382,619	$1,961	0.51%	$372,537	2,003	0.54%	$375,393	$2,596	0.69%

Noninterest-bearing liabilities:
Demand deposits	146,527			142,267			134,867
Other Liabilities	1,378			1,280			2,703

Total liabilities	$530,524			$516,084			$512,963
Shareholders’ equity	69,035			67,227			64,879

Total liabilities and shareholders’ equity	$599,559			$583,311			$577,842

Net interest income		$24,346			$23,621			$23,392

Net interest spread			4.16%			4.11%			4.07%
Interest expense as a percent of average earning assets			0.35%			0.36%			0.48%
Net interest margin			4.32%			4.29%			4.28%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

GAAP Financial Measurements:
Interest Income - Loans	$5,589	$5,331	$5,410	$5,445	$5,342
Interest Income - Securities and Other Interest-Earnings Assets	806	819	831	849	880
Interest Expense - Deposits	244	244	259	269	287
Interest Expense - Other Borrowings	245	251	355	355	353

Total Net Interest Income	$5,906	$5,655	$5,627	$5,670	$5,582

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$21	$21	$21	$22	$24
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	143	148	153	158	162

Total Tax Benefit on Tax-Exempt Interest Income	$164	$169	$174	$180	$186

Tax-Equivalent Net Interest Income	$6,070	$5,824	$5,801	$5,850	$5,768